UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2014

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

120 S. LaSalle St. Suite 400 Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 564-2000
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 11, 2014, PrivateBancorp, Inc. (the “Company”) announced the resignation of Collin E. Roche and the Board’s appointment of Michelle L. Collins to fill the resulting vacancy. Mr. Roche gave notice on November 7, 2014 of his resignation as a member of the Board effective upon the appointment of his successor.

Further information about Ms. Collins is included in the Company’s press release filed as an exhibit to this Form 8-K. The Board anticipates appointing Ms. Collins to its risk committee and may consider other appointments.

The Company is not aware of any arrangements or understandings between Ms. Collins and any other person pursuant to which she was selected as a director, and Ms. Collins does not have any relationship or material interests in transactions with the Company required to be disclosed under Item 404(a) of Regulation S-K. Ms. Collins will receive compensation as a non-employee director in accordance with the Company’s nonemployee director compensation practices, which are generally described in the Company’s Proxy Statement filed each year with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit	Description

99.1	Press Release dated November 11, 2014.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Dated: November 13, 2014	By:	/s/ Jennifer R. Evans
Jennifer R. Evans
Executive Vice President and General Counsel
INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated November 11, 2014.